Exhibit 99.1

N E W S R E L E A S E
One Park Place, Suite 700 ■ 621 Northwest 53rd Street ■ Boca Raton, Florida 33487 ■ www.thegeogroupinc.com

CR-05-07

THE GEO GROUP, INC. REPORTS 2004 FOURTH QUARTER RESULTS

•	Achieved Quarterly EPS of $0.54 – Net Income of $5.3 Million

•	Revenue Increased to $166.1 Million from $148.8 Million

Boca Raton, Fla. – March 23, 2005 — The GEO Group, Inc. (NYSE: GGI) (“GEO”) today reported fourth quarter 2004 earnings of $5.3 million, or $0.54 per share, based on 9.8 million diluted weighted average shares outstanding, compared with $3.3 million, or $0.34 per share, based on 9.7 million diluted weighted average shares outstanding, in the fourth quarter of 2003. Fourth quarter 2004 earnings include income from continuing operations of $5.5 million, or $0.57 per share, compared to $2.7 million, or $0.27 per share for the same period in 2003. Fourth quarter 2004 earnings also include an after-tax loss of $0.3 million, or $0.03 per share, from discontinued operations related to close-out costs for GEO’s contract with the Department of Immigration and Multicultural and Indigenous Affairs (“DIMIA”) in Australia, compared with earnings of $0.7 million net of tax, or $0.07 per share, for the same period in 2003.

Fourth quarter 2004 results reflect the positive impact of a one-time gain of $3.4 million, or $0.34 per share, from additional Foreign Tax Credits related to the July 2003 sale of GEO’s 50 percent interest in its former joint venture in the United Kingdom, Premier Custodial Group Limited, offset by a one-time write-off of $1.8 million after-tax, or $0.18 per share, related to GEO’s deactivated Jena, Louisiana Facility, and a one-time write-down of approximately $0.8 million after-tax, or $0.08 per share, of deferred costs related to merger and acquisition activity.

Net income for 2004 was $16.8 million, or $1.73 per share, based on 9.7 million diluted weighted average shares outstanding, compared with $44.8 million, or $2.83 per share, based on 15.8 million diluted weighted average shares outstanding, for 2003. 2004 earnings include income from continuing operations of $17.4 million, or $1.79 per share, compared with $41.6 million, or $2.63 per share for 2003. 2004 earnings also include an after-tax loss of $0.6 million, or $0.06 per share, from discontinued operations related to close-out costs for GEO’s contract with DIMIA in Australia, compared with earnings of $3.2 million net of tax, or $0.20 per share, for 2003.

George C. Zoley, Chairman and Chief Executive Officer of GEO, said, “We are pleased with our fourth quarter financial and operating results, which reflect a very strong year for our Company. We are optimistic about our future business opportunities and are looking forward to continuing our efforts to enhance shareholder value during 2005.”

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Pro Forma Earnings Results

Fourth quarter 2004 pro forma net income was $4.8 million, or $0.49 per share, compared with pro forma net income of $2.7 million, or $0.27 per share for the fourth quarter of 2003. Fourth quarter 2004 pro forma earnings exclude results from GEO’s discontinued operations in Australia related to the close-out of the DIMIA contract; as well as a one-time gain of $3.4 million, or $0.34 per share, from additional Foreign Tax Credits related to the July 2003 sale of GEO’s 50 percent interest in its former joint venture in the United Kingdom; a one-time write-off of $1.8 million after-tax, or $0.18 per share, related to GEO’s deactivated Jena, Louisiana Facility; and a one-time write-down of approximately $0.8 million after-tax, or $0.08 per share, of deferred costs related to merger and acquisition activity. Fourth quarter 2003 pro forma earnings exclude results from GEO’s discontinued operations in Australia related to the close-out of the DIMIA contract.

Reconciliation of GAAP Basis Results to Non-GAAP (“Pro Forma”) Basis Information

(In thousands except per share data)	14 Weeks	13 Weeks
	Ended	Ended
	2-Jan-05	28-Dec-03

Net Income	$5,255	$3,303
Discontinued Operations	270	(651)

Foreign Tax Credit	(3,351)
Jena, Louisiana write-off	1,809
Acquisition Deferred Costs	787

Pro Forma Net Income	$4,770	$2,652

Diluted Earnings per Share	$0.54	$0.34
Discontinued Operations	0.03	(0.07)

Foreign Tax Credit	(0.34)
Jena, Louisiana write-off	0.18
Acquisition Deferred Costs	0.08

Diluted Pro Forma Earnings per Share	$0.49	$0.27

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Revenues

Revenues for the fourth quarter of 2004 increased to $166.1 million compared with $148.8 million in the fourth quarter of 2003. Revenues for year-end 2004 increased to $614.5 million compared with $567.4 million for year-end 2003. Fourth quarter and year-end revenues for 2004 and 2003 do not include revenues from discontinued operations related to GEO’s contract with DIMIA in Australia. 2004 revenues include $15.3 million of construction revenue related to the expansion of GEO’s South Bay Correctional Facility in Florida and reflect the impact of an additional week in fiscal year 2004, which resulted in an increase of approximately $11.4 million in revenues from 2003.

2005 Guidance

GEO estimates 2005 revenues to be in the range of $590 million to $614 million, including approximately $6.6 million in construction revenue related to the expansion of GEO’s South Bay Correctional Facility in Florida. GEO expects first quarter 2005 revenues to be in the range of $149 million to $155 million, second quarter 2005 revenues to be in the range of $151 million to $157 million, third quarter 2005 revenues to be in the range of $144 million to $150 million, and fourth quarter 2005 revenues to be in the range of $146 million to $152 million.

GEO estimates 2005 earnings per share to be in the range of $1.70 to $1.79. GEO expects first quarter 2005 earnings per share to be in the range of $0.27 to $0.30, second quarter 2005 earnings per share to be in the range of $0.50 to $0.52, third quarter 2005 earnings per share to be in the range of $0.46 to $0.48, and fourth quarter 2005 earnings per share to be in the range of $0.47 to $0.49.

Conference Call Information

GEO has scheduled a conference call and simultaneous webcast on Thursday, March 24, 2005 at 2:30 PM (Eastern Time) to discuss GEO’s fourth quarter financial results as well as its progress and outlook. The call-in number for the U.S. and Canada is 1-800-295-3991 and the international call-in number is 1-617-614-3924. The participant pass-code for the conference call is 78720044. In addition, a live audio webcast of the conference call may be accessed on the Conference Calls/Webcasts section of GEO’s investor relations home page at www.thegeogroupinc.com. A replay of the audio webcast will be available on the website for one year. A telephonic replay of the conference call will be available until April 24, 2005 at 1-888-286-8010 (U.S. and Canada) and 1-617-801-6888 (International). The pass-code for the telephonic replay is 73794134. GEO intends on discussing Non-GAAP (“Pro Forma”) basis information on the conference call. A reconciliation from GAAP basis results to Non-GAAP (“Pro Forma”) basis information may be found on the Conference Calls/Webcasts section of GEO’s investor relations home page at www.thegeogroupinc.com.

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About The GEO Group, Inc.

The GEO Group, Inc. (“GEO”) is a world leader in the delivery of correctional and detention management, health and mental health, and other diversified services to federal, state, and local government agencies around the globe. GEO offers a turnkey approach that includes design, construction, financing, and operations. GEO represents government clients in the United States, Australia, South Africa, New Zealand, and Canada managing 41 facilities with a total design capacity of approximately 36,000 beds.

Safe-Harbor Statement

This press release contains forward-looking statements regarding future events and future performance of GEO that involve risks and uncertainties that could materially affect actual results, including statements regarding estimated earnings, revenues and costs and our ability to maintain growth and strengthen contract relationships. Factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release include, but are not limited to: (1) GEO’s ability to meet its earnings guidance for 2005 given the various risks to which its business is exposed; (2) GEO’s ability to successfully pursue further growth and continue to enhance shareholder value; (3) GEO’s ability to access the capital markets in the future on satisfactory terms or at all; (4) risks associated with GEO’s ability to control operating costs associated with contract start-ups; (5) GEO’s ability to timely open facilities as planned, profitably manage such facilities and successfully integrate such facilities into GEO’s operations without substantial costs; (6) GEO’s ability to win management contracts for which it has submitted proposals and to retain existing management contracts; (7) GEO’s ability to obtain future financing on acceptable terms; (8) GEO’s ability to sustain company-wide occupancy rates at its facilities; and (9) other factors contained in GEO’s Securities and Exchange Commission filings, including the forms 10-K, 10-Q and 8-K reports.

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Fourth quarter and year-end financial tables to follow:

The GEO Group, Inc.
Consolidated Statements of Income
For the fourteen weeks and fifty-three weeks ended January 2, 2005 and the thirteen weeks and fifty-two weeks ended December 28, 2003
(In thousands except per share data)

	14 Weeks	13 Weeks	53 Weeks	52 Weeks
	Ended	Ended	Ended	Ended
	January 2, 2005	December 28, 2003	January 2, 2005	December 28, 2003

Revenues	$166,148	$148,842	$614,548	$567,441

Operating Expenses	141,843	125,332	514,908	484,018

Depreciation and Amortization	3,813	3,621	14,451	13,904

General and Administrative Expenses	13,277	10,807	45,879	39,379

Operating Income	7,215	9,082	39,310	30,140

Interest Income	2,478	2,450	9,598	6,874

Interest Expense	(5,476)	(6,247)	(22,138)	(17,896)

Write off of deferred financing fees	—	—	(317)	(1,989)

Gain on Sale of UK Joint Venture	—	—	—	61,034

Income Before Taxes, Equity in Earnings of Affiliates, Discontinued Operations and Minority Interest	4,217	5,285	26,453	78,163
Provision for Income Taxes	(1,232)	2,558	8,313	37,205

Minority Interest	(163)	(192)	(710)	(645)
Equity in Earnings of Affiliates, net of income tax	239	117	—	1,250

Income from Continuing Operations

Income (loss) from Discontinued Operations, net of tax (benefit)	5,525	2,652	17,430	41,563
	(270)	651	(615)	3,198

Net Income	$5,255	$3,303	$16,815	$44,761

Basic EPS
Income from Continuing Operations	$0.58	$0.28	$1.86	$2.67
Income (loss) from Discontinued Operations	(0.03)	0.07	(0.07)	0.20

Earnings per share — Basic	$0.55	$0.35	$1.79	$2.87

Basic Weighted Average Shares Outstanding	9,480	9,329	9,384	15,618

Diluted EPS
Income from Continuing Operations	$0.57	$0.27	$1.79	$2.63
Income (loss) from Discontinued Operations	(0.03)	0.07	(0.06)	0.20

Earnings per share – Diluted	$0.54	$0.34	$1.73	$2.83

Diluted Weighted Average Shares Outstanding	9,809	9,684	9,738	15,829

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The GEO Group, Inc.
Operating Data(1)

	14 Weeks	13 Weeks	53 Weeks	52 Weeks
	Ended	Ended	Ended	Ended
	January 2, 2005	December 28, 2003	January 2, 2005	December 28, 2003
*Revenue-producing beds	35,266	35,586	35,266	35,586
**Compensated man-days	3,416,989	3,065,962	12,599,290	11,513,955
**Average occupancy	98.9%	102.1%	99.2%	97.7%

(1)	Does not include discontinued operations

*	Includes United Kingdom and South Africa

**	Excludes United Kingdom for 2004 and 2003

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The GEO Group, Inc.
Consolidated Balance Sheets
January 2, 2005 and December 28, 2003
(In thousands)

		Restated
	2004	2003

ASSETS
Current Assets
Cash and cash equivalents	$92,801	$52,187
Short-term investments	10,000	10,000
Accounts receivable, less allowance for doubtful accounts of $1,170 and $1,205	94,028	88,461
Deferred income tax asset	12,771	13,099
Other current assets	12,386	10,536
Current assets of discontinued operations	660	17,408

Total current assets	222,646	191,691

Restricted Cash	3,908	55,794
Property and Equipment, Net	196,744	200,554
Deferred Income Tax Asset	—	5,372
Direct Finance Lease Receivable	42,953	42,379
Other Non Current Assets	13,895	14,567
Other Assets of Discontinued Operations	—	176

	$480,146	$510,533

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$21,874	$21,116
Accrued payroll and related taxes	25,026	17,757
Accrued expenses	53,607	62,973
Current portion of deferred revenue	1,844	1,811
Current portion of long-term debt and non-recourse debt	13,736	7,107
Current liabilities of discontinued operations	1,609	7,778

Total current liabilities	117,696	118,542

Deferred Revenue	4,320	6,197
Deferred Tax Liability	1,489	—
Minority Interest	1,194	1,025
Other Non Current Liabilities	19,448	18,851
Long-Term Debt	186,198	239,465
Non-Recourse Debt	42,953	42,379
Total shareholders’ equity	106,848	84,074

	$480,146	$510,533

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